Exhibit 10.3

Execution Copy

SECOND AMENDED AND RESTATED US SECURITY AGREEMENT

among

RESOLUTION PERFORMANCE PRODUCTS INC.,

RESOLUTION PERFORMANCE PRODUCTS LLC,

RPP CAPITAL CORPORATION,

VARIOUS SUBSIDIARIES OF

RESOLUTION PERFORMANCE PRODUCTS INC.

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Collateral Agent

Dated as of November 14, 2000

and

Amended and Restated as of April 9, 2003,

Amended as of December 22, 2003

and

Amended and Restated as of the Second Restatement Effective Date

TABLE OF CONTENTS

ARTICLE I	SECURITY INTERESTS
1.1.	Grant of Security Interests
1.2.	Power of Attorney

ARTICLE II	REPRESENTATIONS, WARRANTIES AND COVENANTS
2.1.	Necessary Filings
2.2.	No Liens
2.3.	Other Financing Statements
2.4.	Chief Executive Office; Records
2.5.	Location of Inventory and Equipment
2.6.	Trade Names; Change of Name
2.7.

Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.

2.8.	Recourse

ARTICLE III	SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS
3.1.	Additional Representations and Warranties
3.2.	Maintenance of Records
3.3.	Direction to Account Debtors; Contracting Parties; etc.
3.4.	Modification of Terms; etc.
3.5.	Collection
3.6.	Instruments
3.7.	Commercial Tort Claims
3.8.	Chattel Paper
3.9.	Further Actions

ARTICLE IV	SPECIAL PROVISIONS CONCERNING TRADEMARKS
4.1.	Additional Representations and Warranties
4.2.	Licenses and Agreements
4.3.	Infringements
4.4.	Preservation of Marks
4.5.	Future Registered Marks
4.6.	Remedies

ARTICLE V	SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS
5.1.	Additional Representations and Warranties
5.2.	Licenses and Assignments
5.3.	Infringements
5.4.	Maintenance of Patents and Copyrights
5.5.	Prosecution of Patent or Copyright Application

i

5.6.	Other Patents and Copyrights
5.7.	Remedies

ARTICLE VI	SPECIAL PROVISIONS CONCERNING MATERIAL TRACTOR TRAILERS
6.1.	Additional Representations and Warranties
6.2.	Maintenance of Registration
6.3.	Subsequently Acquired Material Tractor Trailers
6.4.	Remedies
6.5.	Further Assurances

ARTICLE VII	SPECIAL PROVISIONS CONCERNING MATERIAL ROLLING STOCK
7.1.	Additional Representations and Warranties
7.2.	Maintenance of Ownership
7.3.	Subsequently Acquired Material Rolling Stock
7.4.	Remedies
7.5.	Further Assurances

ARTICLE VIII	PROVISIONS CONCERNING ALL COLLATERAL
8.1.	Protection of Collateral Agent’s Security
8.2.	Warehouse Receipts Non-Negotiable
8.3.	Additional Information
8.4.	Further Actions
8.5.	Financing Statements

ARTICLE IX	REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
9.1.	Remedies; Obtaining the Collateral Upon Default
9.2.	Remedies; Disposition of the Collateral
9.3.	Waiver of Claims
9.4.	Application of Proceeds
9.5.	Remedies Cumulative
9.6.	Discontinuance of Proceedings

ARTICLE X	INDEMNITY
10.1.	Indemnity
10.2.	Indemnity Obligations Secured by Collateral; Survival

ARTICLE XI	DEFINITIONS

ARTICLE XII	MISCELLANEOUS
12.1.	Notices
12.2.	Waiver; Amendment
12.3.	Obligations Absolute
12.4.	Successors and Assigns
12.5.	Headings Descriptive
12.6.	Governing Law

12.7.	Assignor’s Duties
12.8.	Termination; Release
12.9.	Counterparts
12.10.	The Collateral Agent and the Other Secured Creditors
12.11.	Severability
12.12.	Limited Obligations
12.13.	Additional Assignors
12.14.	Intercreditor Agreements
12.15.	Intentionally Omitted
12.16.	No Strict Constuction
12.17.	Advice of Counsel

ANNEX A	Schedule of Chief Executive Offices
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Trade and Fictitious Names
ANNEX D	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organization Identification Numbers
ANNEX E	Commercial Tort Claims
ANNEX F	Schedule of Marks and Applications
ANNEX G	Schedule of Patents and Applications
ANNEX H	Schedule of Copyrights and Applications
ANNEX I	Grant of Security Interest in United States Trademarks
ANNEX J	Grant of Security Interest in United States Patents
ANNEX K	Grant of Security Interest in United States Copyrights
ANNEX L	Schedule of Material Tractor Trailers
ANNEX M	Schedule of Material Rolling Stock
ANNEX N	The Collateral Agent

SECOND AMENDED AND RESTATED US SECURITY AGREEMENT

SECOND AMENDED AND RESTATED US SECURITY AGREEMENT, dated as of November 14, 2000, and amended and restated as of April 9, 2003, as further amended as of December 22, 2003, and as further amended and restated as of the Second Restatement Effective Date (as defined below) (the “Security Agreement” or “this Agreement”), among each of the undersigned Assignors (each, an “Assignor” and, together with each other entity which becomes a party hereto pursuant to Section 12.13 hereof, collectively, the “Assignors”), GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent (together with any successor collateral agent, the “Collateral Agent”), as successor to MORGAN STANLEY & CO., INCORPORATED (the “Original Collateral Agent”), for the benefit of the Secured Creditors (as defined below), and agreed to by DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (together with any successor trustee, the “Senior Secured Notes Trustee”) for the benefit of the holders from time to time of the Senior Secured Notes (as defined below), and THE BANK OF NEW YORK, as trustee (together with any successor trustee, the “Additional Senior Secured Notes Trustee”) for the benefit of the holders from time to time of the Additional Senior Secured Notes (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Bank Credit Agreement (as defined below) shall be used herein as therein defined (or, at any time on or after the first date when all Bank Credit Document Obligations (as defined below) shall have been repaid in full and all Letters of Credit and the Commitments under (and as defined in) the Bank Credit Agreement, in each case, have been terminated and thereafter for so long as no Bank Credit Agreement is in effect, the Bank Credit Agreement as in effect on such date immediately prior to such repayment and termination).

W I T N E S S E T H:

WHEREAS, Resolution Performance Products Inc. (“Holdings”), Resolution Performance Products LLC (“RPP USA”), RPP Capital Corporation (“US Finance Corp.” and, together with RPP USA, the “Original US Borrowers” and each, an “Original US Borrower”), Resolution Europe B.V. (formerly known as Resolution Nederland B.V.) (the “Original Dutch Borrower”), the lenders from time to time party thereto (the “Original Lenders”), Salomon Smith Barney Inc., as Syndication Agent, JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as Documentation Agent, and Morgan Stanley Senior Funding, Inc., as Lead Arranger, sole Book Manager and Administrative Agent (in such capacity, the “Original Agent”), entered into a Credit Agreement, dated as of November 14, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the “Original Bank Credit Agreement”) providing for the making of Loans (as defined in the Original Bank Credit Agreement) to the Original US Borrowers and the Original Dutch Borrower and the issuance of, and participation in, Letters of Credit (as defined in the Original Bank Credit Agreement) for the account of the Original US Borrowers as contemplated therein (the Original Lenders, the Original Agent, each Letter of Credit Issuer (as defined in the Original Bank Credit Agreement) thereunder, and the Original Collateral Agent are herein called the “Original Bank Lender Creditors”).

WHEREAS, Holdings, RPP USA and certain other entities from time to time designated as US Borrowers thereunder (the “US Borrowers”), US Finance Corp., Resolution Europe B.V. and certain other entities from time to time designated as Netherlands Borrowers thereunder (the

“Netherlands Borrowers”), the other Credit Parties from time to time party thereto, the financial institutions from time to time party thereto as US Lenders (the “US Lenders”), General Electric Capital Corporation, as US L/C Issuer, as Collateral Agent, as a US Lender, and as US Agent (in such capacity, together with any successor agent, the “US Agent”), the financial institutions from time to time party thereto as Netherlands Lenders and GE Leveraged Loans Limited, as Netherlands L/C Issuer, as Netherlands Security Trustee, as a Netherlands Lender, and as Netherlands Agent have entered into a Credit Agreement, dated as of January 24, 2005 (as amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed thereunder) all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders, holders or group of lenders or holders, the “Bank Credit Agreement”), providing for the refinancing in full of the Original Bank Credit Agreement and the making of US Revolving Credit Advances and US Swing Line Advances (collectively, “US Loans”) to the US Borrowers and the issuance of, and participation in, US Letters of Credit for the account of the US Borrowers as contemplated therein (the US Lenders, the US Agent, each US L/C Issuer and the Collateral Agent are herein called the “Bank Lender Creditors”);

WHEREAS, pursuant to a notice of resignation, dated January 24, 2005 (the “Resignation”), the Original Collateral Agent has given notice of its resignation as Collateral Agent pursuant to Annex N to this Agreement, such resignation to be effective as of the Second Restatement Effective Date;

WHEREAS, pursuant to Annex N to this Agreement, the Required Secured Creditors have appointed General Electric Capital Corporation as Collateral Agent, effective as of the Second Restatement Effective Date;

WHEREAS, the Original US Borrowers and the Additional Senior Secured Notes Trustee have entered into an Indenture, dated as of December 22, 2003 (as amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed thereunder) all or any portion of the indebtedness under such Indenture or any successor agreement whether or not with the same trustee, representative, agent, lenders, holders or group of lenders or holders, the “Note Credit Agreement” and, together with the Bank Credit Agreement, collectively, the “Credit Agreement”), providing for (i) the issuance by the Original US Borrowers of their 8% Senior Secured Notes due December 15, 2009 (the “Additional Senior Secured Notes”) to the holders thereof from time to time (such holders, the “Additional Senior Secured Noteholders” and, together with the Additional Senior Secured Notes Trustee, the “Note Lender Creditors”; and the Note Lender Creditors and the Bank Lender Creditors are collectively the “Lender Creditors”) and (ii) the guaranty by any future US Credit Party that is a Subsidiary Guarantor of the Original US Borrowers’ obligations under the Note Credit Agreement and the Additional Senior Secured Notes (each such guaranty, together with the Note Credit Agreement and the Additional Senior Secured Notes, are herein called the “Note Credit Documents”);

WHEREAS, a portion of the proceeds from the issuance of the Additional Senior Secured Notes were applied to repay in full all remaining outstanding Term Loans (as defined in the Original Bank Credit Agreement) under the Original Bank Credit Agreement and such issuance was otherwise permitted by the Original Bank Credit Agreement and the Senior Secured Note Indenture (as defined below), and, accordingly for the avoidance of doubt, the Note Credit Agreement constitutes a part of the “Credit Agreement” and “First Lien Obligations” for the purposes of (and as defined in) this Agreement (until such time, if any, as the indebtedness under the Note Credit Agreement is reclassified in accordance with the terms thereof) but does not constitute a part of the Bank Credit Agreement for the purposes of this Agreement;

WHEREAS, each US Borrower or another Assignor has entered into, and may at any time and from time to time after the date hereof enter into or guaranty the obligations of one or more other Assignors or Subsidiaries thereof under, one or more US Hedge Agreements with one or more Bank Lender Creditors or any affiliate thereof (each such Bank Lender Creditor or affiliate, even if the respective Bank Lender Creditor subsequently ceases to be a US Lender under the Bank Credit Agreement for any reason, together with such Bank Lender Creditor’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Bank Lender Creditors and the Note Lender Creditors, the “First Lien Creditors”);

WHEREAS, the Original US Borrowers and the Senior Secured Notes Trustee have entered into an Indenture, dated as of April 9, 2003 (as amended, modified or supplemented from time to time, the “Senior Secured Note Indenture”), providing for (i) the issuance by the Original US Borrowers of their 9-1/2% Senior Second Secured Notes due April 15, 2010 (the “Senior Secured Notes”) to the holders thereof from time to time (the “Senior Secured Noteholders” and, together with the Senior Secured Notes Trustee, the “Second Lien Creditors” and, together with the First Lien Creditors, the “Secured Creditors”) and (ii) the guaranty by any future US Credit Party that is a Subsidiary Guarantor of the US Borrowers’ obligations under the Senior Secured Note Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Note Indenture and the Senior Secured Notes, are herein called the “Senior Secured Note Documents”);

WHEREAS, pursuant to the US Guaranty entered into pursuant to the Bank Credit Agreement, each Assignor that is a party thereto has guaranteed to the Bank Lender Creditors and the Other Creditors the payment and performance when due of all Guaranteed Obligations, as described in such US Guaranty;

WHEREAS, each Assignor and the Original Collateral Agent entered into the US Security Agreement, dated as of November 14, 2000, as amended and restated as of April 9, 2003 and as amended as of December 22, 2003 (as further amended, modified or supplemented through, but not including, the date hereof, the “Original US Security Agreement”), in connection with the Original Bank Credit Agreement;

WHEREAS, it is a condition precedent to (i) the making of US Loans to the US Borrowers and the issuance of, and participation in, US Letters of Credit for the account of the US Borrowers under the Bank Credit Agreement, and (ii) the Other Creditors entering into US Hedge Agreements that each Assignor shall have executed and delivered this Security Agreement;

WHEREAS, the Bank Credit Agreement is a refinancing of the Original Bank Credit Agreement, constitutes the “Bank Credit Agreement” under the Amended and Restated Intercreditor Agreement (as defined below) and the US Obligations under the Bank Credit Agreement are secured to the same extent and with the same priority as the obligations under the Original Bank Credit Agreement pursuant to the terms of the Original US Security Agreement;

WHEREAS, pursuant to the Bank Credit Agreement, the Bank Lender Creditors have authorized the Collateral Agent to enter into an amendment and restatement of the Original US Security Agreement in the form of this Agreement to, inter alia, also reaffirm the grant and priority of a security interest securing the obligations in respect of the Note Credit Documents and the Senior Secured Note Documents on the terms and conditions set forth herein;

WHEREAS, the security interests granted under the Original US Security Agreement shall continue uninterrupted and in full force and effect from and after the Second Restatement Effective Date; and

WHEREAS, as of the Second Restatement Effective Date, General Electric Capital Corporation shall constitute the Requisite Lender Creditors and the Required Secured Creditors.

NOW, THEREFORE, the parties hereto agree that the Original US Security Agreement shall be and hereby is amended and restated effective as of the Second Restatement Effective Date in its entirety as follows:

ARTICLE I

SECURITY INTERESTS

1.1.  Grant of Security Interests.

(a)   As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors (except as otherwise provided in clause (c) and (d) of this Section 1.1) (and, to the extent the following constitutes “Collateral” under, and as defined in, the Original US Security Agreement, does hereby reconfirm (without interruption) its assignment, transfer, pledge and grant to the Collateral Agent under the Original US Security Agreement of), a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired (it being understood and agreed that the security interest granted herein (x) for the benefit of the First Lien Creditors shall be senior in priority in all respects to the security interest granted herein for the benefit of the Second Lien Creditors and (y) for the benefit of the Second Lien Creditors shall be subject and subordinated in all respects to the security interest granted herein for the benefit of the First Lien Creditors):

(i)            each and every Receivable;

(ii)           all Contracts, together with all Contract Rights arising thereunder;

(iii)          all Inventory;

(iv)          all Equipment (including, without limitation, all Tractor Trailers and Rolling Stock);

(v)           any cash collateral account established for such Assignor for the benefit of the Secured Creditors and all monies, securities, Instruments and other investments deposited or required to be deposited any cash collateral account;

(vi)          all Deposit Accounts and all other bank, demand, time savings, cash management, passbook, certificates of deposit and similar accounts maintained by such Assignor with any Secured Creditor (or any affiliate, subsidiary or branch thereof, and wherever located) or with any other Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing accounts;

(vii)         all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(viii)        all Patents and Copyrights and all reissues, renewals and extensions thereof;

(ix)           all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Domain Names, trade secrets and Trade Secret Rights;

(x)            all insurance policies;

(xi)           all other Goods, General Intangibles, Permits, Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper), Documents, Instruments and other assets (including cash) of such Assignor;

(xii)          all Commercial Tort Claims, including any Commercial Tort Claims from time to time scheduled on Annex E hereto;

(xiii)         all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xiv)        all money, cash or cash equivalents of any Assignor;

(xv)         all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xvi)        all Supporting Obligations; and

(xvii)       all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xvii), collectively, the “Collateral”).

(b)   The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

(c)   Notwithstanding anything to the contrary contained in this Agreement, the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 1.1 for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral and with respect to the Second Lien Creditors the term “Collateral” shall not include the Second Lien Excluded Collateral.

(d)   Notwithstanding anything to the contrary contained in this Agreement, (i) the Note Lender Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 1.1 for the benefit of the Note Lender Creditors shall not extend to, any Additional Senior Secured Notes Excluded Collateral, and with respect to the Note Lender Creditors the “Collateral” shall not include the Additional Senior Secured Notes Excluded Collateral, and (ii) the Liens, rights, remedies and benefits of the Note Lender Creditors in respect of the Collateral and this Agreement are also expressly subject to all of the terms, provisions and conditions of the Amended and Restated Intercreditor Agreement.

(e)   In addition, to secure the prompt and complete payment, performance and observance of the Obligations, each Assignor hereby grants to the Collateral Agent, for itself and the benefit of Secured Creditors a right of setoff, exercisable at any time when an Event of Default has occurred and is continuing, against the property of such Assignor held by Collateral Agent or any Secured Creditor, consisting of property described above in Section 1.1(a) now or hereafter in the possession or custody of or in transit to Collateral Agent or any Secured Creditor, for any purpose, including safekeeping, collection or pledge, for the account of such Assignor, or as to which such Assignor may have any right or power.

1.2.  Power of Attorney.  Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.  NONE OF COLLATERAL AGENT, SECURED CREDITORS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY ASSIGNOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY SUCH POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents (as of the Second Restatement Effective Date), warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1.  Necessary Filings.  (i) All filings, registrations and recordings necessary or appropriate under the UCC to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral (other than Tractor Trailers which are not Material Tractor Trailers to the extent perfection must be accomplished as described in clause (x) below and Rolling Stock which is not Material Rolling Stock to the extent perfection must be accomplished as described in clause (y) below) have been accomplished (or will be accomplished upon making of filings, registrations and recordings on or about the Second Restatement Effective Date) or (x) in the case a Material Tractor Trailer acquired after the Second Restatement Effective Date for which a certificate of title has been issued and for which it is necessary to record a security interest upon such certificate of title in order to perfect a security interest in such Collateral, such recordings will be accomplished within 90 days following the date of such acquisition, or such later date as the Collateral Agent shall agree to in its sole discretion, (y) in the case of Material Rolling Stock acquired after the Second Restatement Effective Date for which a filing with the STB may be required by 49 U.S.C. Section 11301 in order to perfect a security interest in such Material Rolling Stock, such filings will be accomplished within 30 days following the date of the acquisition of such Material Rolling Stock, or such later date as the Collateral Agent shall agree to in its sole discretion, and (z) in the case of the Marks set forth on Part II of Annex F hereto and the Patents set forth on Part II of Annex G hereto, such filings in the United States Patent and Trademark Office will be accomplished on or before January 24, 2005, or with respect to after-acquired Marks or Patents at the times required by Articles IV and V and (ii) the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes (or, in the case of Collateral subject to clauses (x), (y) and (z) above, upon compliance with such clauses, will constitute) a perfected security interest therein prior to the rights of all other Persons therein (except for Persons holding Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC, 49 U.S.C. Section 11301 (with respect to the Rolling Stock) or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC as enacted in any relevant jurisdiction, by filing with the STB pursuant to 49 U.S.C. Section 11301 (in the case of Material Rolling Stock), by notation on a certificate of title (in the case of Material Tractor Trailers) or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2.  No Liens.  Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien of any Person (other than Permitted Liens) and such Assignor shall defend the Collateral against all claims and demands of all Persons (other than Persons holding Permitted Liens) at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3.  Other Financing Statements.  As of the Second Restatement Effective Date, there is no financing statement evidencing a valid security interest against Holdings or any of its Subsidiaries (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than those evidencing Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4.  Chief Executive Office.  The chief executive office of such Assignor on the Second Restatement Effective Date (or in the case of any Assignor that becomes a party hereto after the Second Restatement Effective Date pursuant to Section 12.13, on the date such Assignor becomes a party hereto) is located at the address indicated on Annex A hereto for such Assignor.

2.5.  Location of Inventory and Equipment.  All Inventory and Equipment (other than Tractor Trailers and Rolling Stock) held by each Assignor on the Second Restatement Effective Date (or in the case of any Assignor that becomes party hereto after the Second Restatement Effective Date pursuant to Section 12.13 hereto, on the date such Assignor becomes a party hereto) is located at one of the locations shown on Annex B hereto or is in transit between such locations.

2.6.  Trade Names; Change of Name.  No Assignor has or operates in any jurisdiction under, or previously has had or has operated in any jurisdiction within the five year period preceding the date of this Agreement under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor.

2.7.  Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.  The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex D hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex D hereto for such Assignor, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreement and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice (or such lesser number of days’ prior written notice as the Collateral Agent may allow in its sole discretion) of each change to the information listed on Annex D hereto for such Assignor (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to such Annex D which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  Upon Collateral Agent’s request, not more frequently than once during each calendar quarter, each Assignor shall provide to Collateral Agent a certificate of good standing from its state of incorporation or organization.

2.8.  Recourse.  This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND OTHER COLLATERAL

3.1.  Additional Representations and Warranties.  As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine legal, valid and binding (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles, regardless of whether enforcement is sought in equity or law) obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the inventory, materials, equipment or merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes) and (iii) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2.  Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables, Chattel Paper, Instruments and Contracts, including, but not limited to, originals or copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times and intervals as the Collateral Agent may request. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). In addition, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3.  Direction to Account Debtors; Contracting Parties; etc.  Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables, Chattel Paper, Instruments and Contracts to be made directly to a lockbox or blocked account subject to a tri-party agreement pursuant to Section 2.9 of the Bank Credit Agreement or to such cash collateral account or other account as Collateral Agent shall require, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables, Chattel Paper, Instruments and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, any such account in the manner provided in Section 9.4 hereof. The costs and expenses (including attorneys’ fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by such Assignor.

3.4.  Modification of Terms; etc.  No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable, Chattel Paper or Instrument, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, Chattel Paper or Instrument, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5 hereof. No Assignor shall rescind or cancel any indebtedness evidenced by any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.5 hereof and (ii) to the extent that the aggregate cost to Holdings and its Subsidiaries of any such rescission, cancellation, modification, adjustment, extension, compromise, settlement or sale is not reasonably likely to have a Material Adverse Effect. Each Assignor will duly fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables and Contracts, and no Assignor will do anything to impair in any material respect the rights of the Collateral Agent in the Receivables, except as permitted by Section 3.5 hereof.

3.5.  Collection.  Each Assignor shall use reasonable efforts to endeavor to cause to be collected from the account debtor named in each of its Receivables or Chattel Paper or obligor under any Contract or Instrument, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable, Chattel Paper, Instrument or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Receivable, Chattel Paper or Instrument or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts, services or products owing under its Receivables, Chattel Paper, Instruments and Contracts (i) an extension or renewal of the time or times of payment or exchange, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6.  Instruments.  If any Assignor owns or acquires any Instrument constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 days following such acquisition if either an Event of Default has occurred and is continuing or such Instrument has a stated principal amount in excess of $100,000 notify the Collateral Agent thereof, and, upon request by the Collateral Agent, will promptly deliver such Collateral to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.  In addition, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Instruments with an appropriate reference to the fact that such Instruments have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.7.  Commercial Tort Claims.  All Commercial Tort Claims of each Assignor in existence the Second Restatement Effective Date are described in Annex E hereto. Upon the written request of the Collateral Agent, each Assignor shall promptly furnish to the Collateral Agent an update of Annex E hereto, and if requested by the Collateral Agent, the respective Assignor shall grant to the Collateral Agent a security interest in any Commercial Tort Claim set forth on such updated Annex E and in the proceeds thereof, all upon the terms of this Agreement, in a writing in form and substance reasonably satisfactory to the Collateral Agent.

3.8.  Chattel Paper. Upon the written request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of (i) all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC and (ii) all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.  In addition, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Chattel Paper with an appropriate reference to the fact that such Instruments have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.9.  Letters of Credit.  Each Assignor that is or becomes the beneficiary of a letter of credit shall, within five (5) days after the written request of the Collateral Agent, enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and directing all payments thereunder to a lockbox or blocked account subject to a tri-party agreement pursuant to Section 2.9 of the Bank Credit Agreement, all in form and substance reasonably satisfactory to Collateral Agent.

3.10.  Further Actions and Agreements.

(a)   Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments, Chattel Paper and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably request to preserve and protect its security interest in the Collateral.

(b)   Assignor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by, or in favor of, Collateral Agent without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to Assignors’ rights under Section 9-509(d)(2) of the UCC.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that as of the Second Restatement Effective Date it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Marks and Domain Names listed in Annex F hereto for such Assignor and that said listed Marks and Domain Names include all the United States marks or applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor presently owns or uses in connection with its business as of the Second Restatement Effective Date. Each Assignor represents and warrants that it owns or otherwise has the right to use all material Marks and Domain Names that it uses. Each Assignor further warrants that it has no knowledge, as of the Second Restatement Effective Date, of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name of any other Person. Each Assignor represents and warrants that as of the Second Restatement Effective Date it is the beneficial and record owner of all United States trademark registrations and applications and Domain Name registrations listed in Annex F hereto for such Assignor and that as of the Second Restatement Effective Date, other than as set forth on Annex F hereto, said registrations are valid, subsisting and have not been canceled and that such Assignor is not aware of any material third party claim that any of said registrations is invalid or unenforceable. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States or any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same and upon request by Collateral Agent each Assignor agrees to execute and deliver a power of attorney in the form of Exhibit 4.1 hereto.

4.2.  Licenses and Agreements.  Each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name that is material to the business of such Assignor absent prior written approval of the Collateral Agent, except as otherwise permitted by the Secured Debt Agreements.

4.3.  Infringements.  Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that is available to such Assignor with respect to, (i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor’s rights in and to any Mark or Domain Name, or (ii) any party claiming that such Assignor’s use of any Mark or Domain Name violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute, in accordance with reasonable business practices, any Person infringing any Mark or Domain Name.

4.4.  Preservation of Marks.  Each Assignor agrees to use its Marks and Domain Names in interstate or foreign commerce, as the case may be, during the time in which this Agreement is in effect sufficiently to preserve such Marks as valid and subsisting trademarks or service marks under the laws of the United States or the relevant foreign jurisdiction; provided that no Assignor shall be obligated to preserve any Mark while no Event of Default is continuing to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

4.5.  Maintenance of Registration.  Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required to maintain trademark registrations, including, but not limited to, affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office (or any equivalent government agency or office in any foreign jurisdiction) for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided that no Assignor shall be obligated to preserve any Mark to the extent such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

4.6.  Future Registered Marks. If any registration for any Mark that is material to its business issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, or any Domain Name is registered by an Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex I hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7.  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor’s business symbolized by said Marks and the right to recover for past infringements thereof, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in or delivered pursuant to Section 4.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor’s corporate name to eliminate therefrom any use of any Mark or Domain Name and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or applicable Domain Name registrar (or, in each case, any equivalent government agency or office in any foreign jurisdiction) to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS,
COPYRIGHTS AND TRADE SECRETS

5.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that as of the Second Restatement Effective Date, it is the true and lawful exclusive owner of or otherwise has the right to use all rights in (i) all trade secrets and proprietary information necessary to operate the business of such Assignor (the “Trade Secret Rights”), (ii) the Patents listed in Annex G hereto for such Assignor and that said Patents constitute all the patents and applications for patents that such Assignor now owns and that as of the Second Restatement Effective Date are necessary in the conduct of the business of such Assignor as currently conducted and (iii) the Copyrights listed in Annex H hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications for United States copyrights that such Assignor owns as of the

Second Restatement Effective Date and that are necessary in the conduct of the business of such Assignor as currently conducted. Each Assignor further represents and warrants that it has the exclusive right to use and practice under all Patents and Copyrights that it owns and has the exclusive right to exclude others from using or practicing under any Patents it owns, except as otherwise permitted by the Secured Debt Agreements. Each Assignor further warrants that, as of the Second Restatement Effective Date, it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any patent or copyright or such Assignor has misappropriated any trade secret or proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office (or equivalent governmental agency in any foreign jurisdiction) or the United States Copyright Office (or equivalent governmental agency in any foreign jurisdiction) in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same and upon request by Collateral Agent each Assignor agrees to execute and deliver a power of attorney in the form of Exhibit 4.1 hereto.

5.2.  Licenses and Assignments.  Each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright that is material to the business of such Assignor absent prior written approval of the Collateral Agent, except as otherwise permitted by the Secured Debt Agreements.

5.3.  Infringements.  Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information known and available to such Assignor with respect to infringement, contributing infringement or active inducement to infringe in any material respect in any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that the practice of any Trade Secret Right violates in any material respect any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to prosecute, in accordance with reasonable business practices, any Person infringing in any material respect any Patent or Copyright or any Person misappropriating in any material respect any Trade Secret Right.

5.4.  Maintenance of Patents and Copyrights.  At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 and any foreign equivalent thereof to maintain in force rights under each Patent, and to apply as permitted pursuant to applicable law for any renewal of each Copyright absent prior written consent of the Collateral Agent; provided, that, no Assignor shall be obligated while no Event of Default is continuing to pay any such fees or apply for any such renewal to the extent that such Assignor determines, in its reasonable business judgment, that the preservation of such Patent or Copyright is no longer desirable in the conduct of its business.

5.5.  Prosecution of Patent or Copyright Application.  At its own expense, each Assignor shall prosecute, in accordance with reasonable business practices, all applications for (i) Patents listed in Annex G hereto and (ii) Copyrights listed in Annex H hereto, in each case for such Assignor, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications deemed by such Assignor to be no longer prudent to pursue), absent written consent of the Collateral Agent.

5.6.  Other Patents and Copyrights.  Within 30 days of the acquisition or issuance of a Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a Patent or Copyright, that is in each case material to its business, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright registration or Patent or certificate or registration of, or application therefor, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially in the form of Annex J or K hereto, as appropriate, or in such other form as may be satisfactory to the Collateral Agent.

5.7.  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in or delivered pursuant to Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

SPECIAL PROVISIONS CONCERNING
MATERIAL TRACTOR TRAILERS

6.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that, as of the Second Restatement Effective Date, it is the true, lawful, sole and exclusive owner of the Material Tractor Trailers of such Assignor listed on Annex L hereto and that said listed Material Tractor Trailers constitute all of the Material Tractor Trailers that such Assignor owns in connection with its business as of the Second Restatement Effective Date. Each Assignor represents and warrants that all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the Material Tractor Trailers listed on Annex L and covered by this Agreement have been accomplished, and such security interests are perfected under applicable law. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the relevant governmental agency of any state or province in order to effect an absolute assignment of all right, title and interest in each Material Tractor Trailer, and register the same and upon request by Collateral Agent each Assignor agrees to execute and deliver a power of attorney in the form of Exhibit 4.1 hereto.

6.2.  Maintenance of Registration.  Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the relevant state and provincial governmental agencies to maintain vehicle registrations, for all of its owned Material Tractor Trailers.

6.3.  Subsequently Acquired Material Tractor Trailers.  Within 90 days following the acquisition of any Material Tractor Trailer after the Second Restatement Effective Date (or such later date as the Collateral Agent shall agree in writing in its sole discretion), the relevant Assignor shall, at its own expense, cause a security interest in favor of the Collateral Agent to be recorded on the certificate of title for such Material Tractor Trailer and cause each such certificate of title to be filed in the relevant jurisdiction in which such Material Tractor Trailer is registered. Each Assignor agrees to execute all documentation reasonably required to effect such recordations and to cause the filing of relevant certificates of title with the appropriate state or provincial governmental agency.

6.4.  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Material Tractor Trailers vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in or delivered pursuant to Section 6.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and use or sell the Material Tractor Trailers; and (iii) request such Assignor to (whereupon such Assignor shall) deliver all of the certificates of title for each Material Tractor Trailer owned by such Assignor to the Collateral Agent.

6.5.  Further Assurances.  Each Assignor will, at its own expense, make execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its owned Material Tractor Trailers (including certificate of title numbers and jurisdictions of registration of each such Material Tractor Trailer), documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Material Tractor Trailers constituting Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Material Tractor Trailers constituting Collateral.

ARTICLE VII

SPECIAL PROVISIONS CONCERNING
MATERIAL ROLLING STOCK

7.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that, as of the Second Amendment Effective Date, it is the true, lawful, sole and exclusive owner of the Units of Material Rolling Stock of such Assignor listed on Annex M hereto and that said listed Material Rolling Stock constitute all of the Material Rolling Stock that such Assignor owns in connection with its business as of the Second Amendment Effective Date.  Each Assignor represents and warrants that all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in all of the Units of Material Rolling Stock of such Assignor listed on Annex M have been accomplished, and such security interests are perfected under applicable law.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the STB or any other relevant governmental agency of any jurisdiction in order to effect an absolute assignment of all right, title and interest in each Unit of Material Rolling Stock owned by such Assignor, and register the same and upon request by Collateral Agent each Assignor agrees to execute and deliver a power of attorney in the form of Exhibit 4.1 hereto.

7.2.  Maintenance of Ownership.  Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the STB and any other relevant state and provincial governmental agencies to maintain ownership of all Units of Material Rolling Stock owned by such Assignor.

7.3.  Subsequently Acquired Material Rolling Stock.  Within 30 days following the acquisition of any Unit of Material Rolling Stock after the Second Amendment Effective Date (or such later date as the Collateral Agent shall agree in writing in its sole discretion), the relevant Assignor shall, at its own expense, take all actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to create, preserve, protect and perfect the security interest of the Collateral Agent in such Unit of Material Rolling Stock (or interest therein) intended to be granted hereby, including filing the security interest with the STB pursuant to (and to the extent required by) 49 U.S.C. Section 11301 or any successor statute.

7.4.  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each Unit of Material Rolling Stock vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in or delivered pursuant to Section 7.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency and (ii) take and use or sell any Unit of Material Rolling Stock.

7.5.  Further Assurances.  Each Assignor will, at its own expense, make execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists,

descriptions and designations of its owned Units of Material Rolling Stock (including serial numbers and jurisdictions of registration of each such Unit of Material Rolling Stock), documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Material Rolling Stock constituting Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Material Rolling Stock constituting Collateral.

ARTICLE VIII

PROVISIONS CONCERNING ALL COLLATERAL

8.1.  Protection of Collateral Agent’s Security.  Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor’s own expense, to the extent and in the manner provided in the Bank Credit Agreement. All policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor): (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming the Collateral Agent as an additional insured); (ii) shall state that such insurance policies shall not be canceled or revised without 30 days’ prior written notice thereof by the insurer to the Collateral Agent; and (iii) shall be deposited with the Collateral Agent to the extent, at the times and in the manner specified in the Bank Credit Agreement. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the terms of the respective Secured Debt Agreements, the Collateral Agent shall, upon receipt of any proceeds from insurance maintained by any Assignor, apply such proceeds in accordance with the terms of the Bank Credit Agreement, or after the Obligations have been accelerated or otherwise become due and payable, in accordance with Section 9.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

8.2.  Warehouse Receipts Non-Negotiable.  Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

8.3.  Additional Information.  Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

8.4.  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

8.5.  Financing Statements.  Each Assignor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets or all personal property of such Assignor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Assignor is an organization, the type of organization and any organization identification number issued to such Assignor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Assignor agrees to furnish any such information to the Collateral Agent promptly upon request.

ARTICLE IX

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

9.1.  Remedies; Obtaining the Collateral Upon Default.  Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may also:

(i)            personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii)           instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii)          withdraw all monies, securities and instruments in any lockbox account or blocked account subject to a tri-party agreement pursuant to Section 2.9 of the Bank Credit Agreement or in any cash collateral account established by Collateral Agent pursuant to Section 3.3 for application to the Obligations in accordance with Section 9.4 hereof;

(iv)          sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 9.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v)           take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x)            forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y)           store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 9.2 hereof; and

(z)            while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

(vi)          license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii)         apply any monies constituting Collateral or proceeds thereof in accordance with the provisions hereof; and

(viii)        take any other action as specified in clauses (2) through (5), inclusive, of Section 9-607(a) of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security

Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement (including Annex N hereto) and the other Security Documents. Without limiting the effect of the immediately preceding sentence or any of the other provisions contained in this Agreement (including in Annex N hereto), it is understood and agreed that each Secured Creditor has an absolute and unconditional right to receive payment of all of the respective Obligations owing by any Assignor to such Secured Creditor pursuant to the respective Secured Debt Agreements to which such Assignor and Secured Creditor are a party, when such Obligations become due and payable in accordance with the terms of such Secured Debt Agreements, and (except for enforcement of the Security Documents) to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and payable in accordance with the terms of the respective Secured Debt Agreements. If any Event of Default shall have occurred and be continued, each Assignor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Assignor, whether at such Assignor’s premises or elsewhere.  Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent.  Collateral Agent shall have no obligation to any Assignor to maintain or preserve the rights of such Assignor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent.  Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of Collateral Agent and Secured Creditors), with respect to such appointment without prior notice or hearing as to such appointment.

9.2.  Remedies; Disposition of the Collateral.  Any Collateral repossessed by the Collateral Agent under or pursuant to Section 9.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation to be selected by the Collateral Agent. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and placed fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 9.2 without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

9.3.  Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

(i)            all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii)           all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii)          all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Upon the occurrence of and during the continuance of an Event of Default, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

9.4.  Application of Proceeds.

(a)   All moneys collected by the Collateral Agent (or, to the extent any US Pledge Agreement, any US Mortgage or any other US Security Document requires proceeds of collateral under such other US Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee, Mortgagee or Collateral Agent under such other US Security Document) upon any sale, collection or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

(i)            first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (v), (vi) and (vii) of the definition of Obligations;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding First Lien Primary Obligations shall be paid to the First Lien Creditors as provided in Section 9.4(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Primary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)          third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding First Lien Secondary Obligations shall be paid to the First Lien Creditors as provided in Section 9.4(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Secondary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv)          fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and subject to clause (h) of this Section 9.4, to the payment of all amounts owing the Senior Secured Notes Trustee in its capacity as such pursuant to the Senior Secured Note Indenture;

(v)           fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and subject to clause (h) of this Section 9.4, an amount equal to the outstanding Second Lien Obligations shall be paid to the Second Lien Creditors as provided in Section 9.4(e) hereof, with each Second Lien Creditor receiving an amount equal to its outstanding Second Lien Obligations or, if the proceeds are insufficient to pay in full all such Second Lien Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(vi)          sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 12.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b)   For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction (i) the numerator of which is (x) in the case of the First Lien Creditors, the then unpaid amount of each such First Lien Creditor’s First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, and (y) in the case of the Second Lien Creditors, the then unpaid amount of each such Second Lien Creditor’s Second Lien Obligations, and (ii) the denominator of which is (x) in the case of the First Lien Creditors, the then outstanding amount of all First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, and (y) in the case of the Second Lien Creditors, the then outstanding amount of all Second Lien Obligations.

(c)   When payments to the First Lien Creditors are based upon their respective Pro Rata Shares, the amounts received by such First Lien Creditors hereunder shall be applied (for purposes of making determinations under this Section 9.4 only) (i) first, to their First Lien Primary Obligations and (ii) second, to their First Lien Secondary Obligations. If any payment to any First Lien Creditor of its Pro Rata Share of any distribution made pursuant to the provisions of Section 9.4(a) hereof would result in overpayment to such First Lien Creditor, such excess amount shall instead be distributed in respect of the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of the other First Lien Creditors, with each First Lien Creditor whose First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of such First Lien Creditor and the denominator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of all First Lien Creditors entitled to such distribution.

(d)   Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other applicable Security Documents, agrees and acknowledges that if the Bank Lender Creditors are to receive a distribution on account of undrawn amounts with respect to US Letters of Credit issued (or deemed issued) under the Bank Credit Agreement (which shall only occur after all outstanding US Loans and unreimbursed Letter of Credit Obligations with respect to such US Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Bank Credit Agreement and held by it, for the equal and ratable benefit of the Bank Lender Creditors, as cash security for the repayment of Obligations owing to the Bank Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding US Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Lender Creditors after giving effect to the termination of all such US Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the US Agent to the Collateral Agent for distribution in accordance with Section 9.4(a) hereof.

(e)   Except as set forth in Section 9.4(d) hereof, all payments required to be made hereunder shall be made (v) if to the Bank Lender Creditors, to the US Agent under the Bank Credit Agreement for the account of the Bank Lender Creditors, (w) if to the Note Lender Creditors, to the Additional Senior Secured Notes Trustee, (x) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors, and (y) if to the Second Lien Creditors, to the Senior Secured Notes Trustee; provided, however, except for payments to be made to the Collateral Agent for application as provided in Section 9.4(a)(i) hereof and for payments to be made from (or with Proceeds from) the Additional Senior Secured Notes Excluded Collateral (which payments shall be made as provided in this Agreement without giving effect to this proviso), all other payments hereunder to be made to the First Lien Creditors shall be made to the Collateral Agent for distribution among the First Lien Creditors in accordance with the terms of the Amended and Restated Intercreditor Agreement.

(f)    For purposes of applying payments received in accordance with this Section 9.4, the Collateral Agent shall be entitled to rely upon (i) the US Agent under the Bank Credit Agreement, (ii) the Additional Senior Secured Notes Trustee under the Note Credit Agreement, (iii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors and (iv) the Senior Secured Notes Trustee, in each case, for a determination (which the US Agent, the Additional Senior Secured Notes Trustee, each Representative for any Other Creditors, the Senior Secured Notes Trustee and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations (and type of Obligations) owed to the Bank Lender Creditors, the Note Lender Creditors, the Other Creditors or the Second Lien Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Other Creditor) to the contrary, the US Agent, the Additional Senior Secured Notes Trustee and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Lien Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no US Hedge Agreements are in existence.

(g)   It is understood and agreed that each of the Assignors shall remain liable for its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clause (a) of this Section with respect to the relevant Assignor.

(h)   Notwithstanding anything to the contrary contained in this Agreement or in any other Security Document, (i) the Second Lien Creditors, by accepting the benefits of this Agreement and the US Pledge Agreement, hereby expressly acknowledge and agree that they shall not be entitled to receive any application pursuant to Section 9.4(a) hereof in respect of any Second Lien Excluded Collateral, and (ii) the Note Lender Creditors, by accepting the benefits of this Agreement and the US Pledge Agreement, hereby expressly agree that they shall not be entitled to receive any application pursuant to Section 9.4(a) hereof or the Amended and Restated Intercreditor Agreement in respect of any Additional Senior Secured Notes Excluded Collateral.

9.5.  Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Secured Debt Agreements now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

9.6.  Discontinuance of Proceedings.  In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement or under any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement and under the other Security Documents, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE X

INDEMNITY

10.1.  Indemnity.  (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitor under Section 6 of Annex N hereto and their respective successors, permitted assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section 10.1 referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys’ fees and expenses) (for the purposes of this Section 10.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 10.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(a)   Without limiting the application of Section 10.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(b)   Without limiting the application of Section 10.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(c)   If and to the extent that the obligations of any Assignor under this Section 10.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

10.2.  Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article X shall continue in full force and effect notwithstanding the full payment of all the Notes issued and the US Loans made under the Bank Credit Agreement, the termination of all US Letters of Credit issued under the Bank Credit Agreement, the termination of all US Hedge Agreements entered into with the Other Creditors, the full repayment of all of the outstanding

Senior Secured Notes and Additional Senior Secured Notes and the payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE XI

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” shall mean “account debtor” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Additional Senior Secured Noteholders” shall have the meaning provided in the recitals to this Agreement.

“Additional Senior Secured Notes” shall have the meaning provided in the recitals to this Agreement.

“Additional Senior Secured Notes Excluded Collateral” shall mean and include (i) any property or assets owned by (x) Holdings, (y) any Subsidiary of Holdings that is not also a Subsidiary of RPP USA, or (z) any Foreign Subsidiary of RPP USA, (ii) any Real Property and Real Property leases (domestic or foreign), (iii) all capital stock or other securities of any Assignor that is a Subsidiary of RPP USA to the extent the Applicable Value of such capital stock or other securities is equal to or greater than 20% of the then aggregate principal amount of the Additional Senior Secured Notes outstanding and (iv) all proceeds and products from any and all of the foregoing excluded Collateral described in preceding clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral without regard to preceding clauses (i) through (iii); provided however, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Assignor that is a Subsidiary of RPP USA due to the fact that such Assignor’s capital stock or other securities secure the Additional Senior Secured Notes, then the capital stock or other securities of such Assignor shall automatically be deemed not to be part of the Collateral in which the Note Lender Creditors have a security interest and shall automatically be deemed to be part of the Additional Senior Secured Notes Excluded Collateral but only to the extent necessary to not be subjected to such requirement. In such event, the applicable Security Documents shall be deemed to be amended or modified to include as Additional Senior Secured Notes Excluded Collateral the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

“Additional Senior Secured Notes Trustee” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall mean this Second Amended and Restated US Security Agreement, as the same may be further modified, supplemented or amended from time to time in accordance with its terms.

“Amended and Restated Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of December 22, 2003, among the Additional Senior Secured Notes Trustee, the Original Agent, the Original Collateral Agent and the Overdraft Creditors (as defined therein), and acknowledged and agreed to by the Credit Parties from time to time party thereto, as amended and restated, as of the Second Restatement Effective Date, by and among the Collateral Agent and the Credit Parties, as further amended, modified, restated, supplemented or replaced from time to time in accordance with the terms thereof, including, without limitation, any intercreditor or similar agreement with respect to any refinancing, replacement or restructuring (including, without limitation, any such agreement increasing the amount of indebtedness referred to therein or adding additional parties thereto) with respect to all or any portion of the indebtedness referenced in such agreement.

“Applicable Value” shall mean that aggregate principal amount, par value, book value as carried by RPP USA or the market value, whichever is greater, of any capital stock or other securities of any Assignor that is a Subsidiary of RPP USA.

“Assignor” shall have the meaning provided in the preamble to this Agreement.

“Bank Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Bank Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article XI.

“Bank Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Chattel Paper” shall have the meaning provided in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Class” shall have the meaning provided in Section 12.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any and all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any and all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any US Hedge Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article XI.

“Default” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the Second Restatement Effective Date in the State of New York.

“Documents” shall have the meaning provided in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all Rolling Stock, all Tractor Trailers, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, but excluding Equipment to the extent it is subject to a Permitted Encumbrance under clause (d), (j), (l) or (m) of definition of “Permitted Encumbrance” in the Bank Credit Agreement and the terms of the Indebtedness securing such Permitted Encumbrance prohibits assignment of, or granting of a security interest in, such Assignor’s rights and interests therein.

“Event of Default” shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Hedge Agreement entered into with an Other Creditor and shall in any event include, without limitation, (i) any payment default under any Hedge Agreement or any Senior Secured Note Document, and (ii) at any time after the First Lien Obligations have been paid in full and all Commitments and US Letters of Credit under the Bank Credit Agreement have been terminated, any “Event of Default” (or similar term) under, and as defined in, any Senior Secured Note Document.

“First Lien Creditors” shall have the meaning provided in the recitals to this Agreement.

“First Lien Obligations” shall mean all Credit Document Obligations and Other Obligations.

“First Lien Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium (if any), and interest on, all US Loans and (for the avoidance of doubt) notes (including Additional Senior Secured Notes) under the Credit Agreement, all unreimbursed Letter of Credit Obligations, the contingent obligation to reimburse all drawings that may occur with respect to outstanding US Letters of Credit under the Bank Credit Agreement and all fees owing pursuant to the Credit Agreement, and (ii) in the case of Other Obligations, all amounts due under any US Hedge Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities).

“First Lien Secondary Obligations” shall mean all First Lien Obligations other than First Lien Primary Obligations.

“General Intangibles” shall have the meaning provided in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Goods” shall have the meaning provided in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Health-Care Insurance Receivable” shall mean any “health-care insurance receivable” as such term is defined in the UCC as in effect on the Second Restatement Effective Date in the State of New York.

“Holdings” shall have the meaning provided in the recitals to this Agreement.

“Indemnitee” shall have the meaning provided in Section 10.1 of this Agreement.

“Instrument” shall have the meaning provided in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Lenders” shall have the meaning provided in the recitals to this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used.

“Material Rolling Stock” shall mean any Unit of Rolling Stock having a net book value greater than $100,000.

“Material Tractor Trailer” shall mean any individual Tractor Trailer having a net book value greater than $100,000.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

“Netherlands Borrowers” shall have the meaning provided in the recital to this Agreement.

“Note Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Note Credit Documents” shall have the meaning provided in the recitals to this Agreement.

“Note Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Obligations” shall mean for each Assignor:

(i)            the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Loan Documents (which term Loan Documents, for purposes of this clause (i) only, for the avoidance of doubt, also includes all Note Credit Documents) to which such Assignor is a party (including all such obligations, liabilities and indebtedness of such Assignor under any guaranty to which such assignor is a party constituting a Loan Document) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents to which such assignor is a party (all such obligations, indebtedness and liabilities under this clause (i), except to the extent consisting of Other Obligations, being herein collectively called the “Credit Document Obligations”, and all such obligations, indebtedness, and liabilities under this clause (i), except to the extent consisting of Other Obligations or obligations, indebtedness or liabilities with respect to the Note Credit Documents, being herein collectively called the “Bank Credit Document Obligations”).

(ii)           the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by such Assignor to the Other Creditors under, or with respect to (including all such obligations, indebtedness and liabilities of such Assignor under any guaranty of), any Hedge Agreement, whether such Hedge Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);

(iii)          Intentionally Omitted.

(iv)          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Assignor owing to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Note Documents to which such Assignor is a party (including all such obligations, indebtedness and liabilities of such Assignor under any guaranty constituting a Senior Secured Note Document) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Note Documents (all such obligations, liabilities and indebtedness under this clause (iv) being herein collectively called the “Second Lien Obligations”);

(v)           any and all sums owing at any time owing to Collateral Agent, including without limitation, any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(vi)          in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of any Assignor referred to in clauses (i) through (iv) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(vii)         all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 10.1 of this Agreement;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Original Agent” shall have the meaning provided in the recitals to this Agreement.

“Original Bank Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Original Bank Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Original Collateral Agent” shall have the meaning provided in the recitals to this Agreement.

“Original Dutch Borrower” shall have the meaning provided in the recitals to this Agreement.

“Original Lenders” shall have the meaning provided in the recitals to this Agreement.

“Original US Security Agreement” shall have the meaning provided in the recitals to this Agreement.

“Other Creditors” shall have the meaning provided in the recitals to this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article XI.

“Patents” shall mean any United States or foreign patent to which any Assignor now or hereafter has right, title and interest therein, and any divisions or continuation (including, but not limited to, continuations in parts) and improvements thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

“Permitted Liens” shall mean (i) “Permitted Encumbrances” under, and as defined in, the Bank Credit Agreement, (ii) Liens otherwise permitted under the Credit Agreement or (iii) after the date on which all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and US Letters of Credit under the Bank Credit Agreement have been terminated, those Liens permitted at such time under the Senior Secured Note Indenture.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.

“Pro Rata Share” shall have the meaning provided in Section 9.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Second Restatement Effective Date or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, immovable property, improvements and fixtures, including Leaseholds.

“Receivables” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the Second Restatement Effective Date or as thereafter amended.

“Representative” shall have the meaning provided in Section 9.4(e) of this Agreement.

“Required Second Lien Creditors” shall mean the holders of a majority of the then outstanding principal amount of all Senior Secured Notes.

“Required Secured Creditors” shall mean (i) at any time when any Bank Credit Document Obligations are outstanding or any Commitments or US Letters of Credit under the Bank Credit Agreement exist, the Requisite Lender Creditors, (ii) at any time after all of the Bank Credit Document Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and US Letters of Credit under the Bank Credit Agreement have been terminated, the holders of a majority of the Other Obligations, and (iii) at any time after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and US Letters of Credit under the Bank Credit Agreement have been terminated, the Senior Secured Notes Trustee acting at the direction of the Required Second Lien Creditors  (it being understood that, for purposes of clauses (i) and (ii) above, such clauses shall be subject to the terms of the Intercreditor Agreement).

“Requisite Creditors” shall have the meaning provided in Section 12.2 of this Agreement.

“Requisite Lender Creditors” shall mean (i) the “Requisite Lenders” under, and as defined in, the Bank Credit Agreement (or, to the extent provided in Section 9.2 of the Bank Credit Agreement, each of the Lenders) and (ii) subject to the terms of the Intercreditor Agreement, the Additional Senior Secured Notes Trustee acting at the direction of the holders of a majority of the then outstanding principal amount of all Additional Senior Secured Notes.

“Rolling Stock” shall mean any railroad car, locomotive, stacktrain or other rolling stock, or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks).

“RPP USA” shall have the meaning provided in the recitals to this Agreement.

“Second Lien Creditors” shall have the meaning provided in the recitals to this Agreement.

“Second Lien Excluded Collateral” shall mean and include (i) any property or assets owned by (x) Holdings, (y) any Subsidiary of Holdings that is not also a Subsidiary of RPP

USA, or (z) any Foreign Subsidiary of RPP USA, (ii) any Real Property and Real Property leases (domestic or foreign), (iii) all capital stock or other securities of any Assignor that is a Subsidiary of RPP USA to the extent the Applicable Value of such capital stock or other securities is equal to or greater than 20% of the then aggregate principal amount of the Senior Secured Notes outstanding and (iv) all proceeds and products from any and all of the foregoing excluded Collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral without regard to preceding clauses (i) through (iii); provided however, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Assignor that is a Subsidiary of RPP USA due to the fact that such Assignor’s capital stock or other securities secure the Senior Secured Notes, then the capital stock or other securities of such Assignor shall automatically be deemed not to be part of the Collateral for which the Second Lien Creditors have a security interest in and shall automatically be deemed to be part of the Second Lien Excluded Collateral but only to the extent necessary to not be subject to such requirement. In such event, the applicable Security Documents shall be deemed to be amended or modified to include as Second Lien Excluded Collateral the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

“Second Lien Obligations” shall have the meaning provided in the definition of “Obligations” in this Article XI.

“Second Restatement Effective Date” shall mean the date and time on or prior to January 24, 2005 (a) on which (i) this Agreement shall have been executed and delivered by the Collateral Agent and each US Credit Party for whom a signature line has been provided below and bearing the consent of the Required Secured Creditors, (ii) the initial advance under the Bank Credit Agreement shall have been made and all Obligations arising under the Original Bank Agreement, and all Other Obligations (each as defined in the Original Security Agreement) shall have been satisfied in full and (iii) the Resignation shall have been executed by the Original Collateral Agent and delivered to RPP USA, the Additional Senior Secured Notes Trustee and the Senior Secured Notes Trustee and (b) of which written notice of the events described in clause (a) of this definition shall have been provided by the Collateral Agent to RPP USA, the Senior Secured Notes Trustee and the Additional Senior Secured Notes Trustee..

“Secured Creditors” shall have the meaning provided in the recitals to this Agreement.

“Secured Debt Agreements” shall mean and include this Agreement, the other Loan Documents to which any Assignor is a party (which term Loan Documents, for purposes of this definition only, also shall include all Note Credit Documents), the US Hedge Agreements entered into with an Other Creditor and the Senior Secured Note Documents.

“Senior Secured Note Documents” shall have the meaning provided in the recitals to this Agreement.

“Senior Secured Note Indenture” shall have the meaning provided in the recitals to this Agreement.

“Senior Secured Noteholders” shall have the meaning provided in the recitals to this Agreement.

“Senior Secured Notes” shall have the meaning provided in the recitals to this Agreement.

“Senior Secured Notes Trustee” shall have the meaning provided in the preamble to this Agreement.

“Security Documents” shall mean collectively, the “Collateral Documents” (as such term is defined in the Bank Credit Agreement), all Control Agreements, landlord waivers, mortgagee waivers, bailee waivers and similar agreements entered into by the Collateral Agent in connection with any Collateral.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“STB” shall mean the Surface Transportation Board or any successor thereto.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivable, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

“Termination Date” shall have the meaning provided in Section 12.8 of this Agreement.

“Tractor Trailer” shall mean any vehicle, truck, tractor, trailer, tank trailer or other trailer or similar vehicle or trailer.

“Trade Secret Rights” shall have the meaning provided in Section 5.1 of this Agreement.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unit” shall mean any individual unit of Rolling Stock.

“US Agent” shall have the meaning provided in the recitals to this Agreement.

“US Borrower” and “US Borrowers” shall have the respective meaning provided to them in the recitals to this Agreement.

“US Finance Corp.” shall have the meaning provided in the recitals to this Agreement.

“US Lenders” shall have the meaning provided in the recitals to this Agreement.

“US Loans” shall have the meaning provided in the recitals to this Agreement.

“US Mortgage” shall mean any Mortgage executed by a US Credit Party.

“US Security Document” shall mean each US Pledge Agreement, each Mortgage, this Agreement and each other Security Document executed by a US Credit Party.

ARTICLE XII

MISCELLANEOUS

12.1.  Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

(a)   if to any Assignor, at:

1600 Smith Street, 24th Floor
Houston, TX 77002
Attention:  Vice-President and General Counsel
Telephone No.: (832) 366-2316
Facsimile No.: (832) 366-2586

(b)   if to the Collateral Agent, at:

GENERAL ELECTRIC CAPITAL CORPORATION

335 Madison Avenue, 12th Floor

New York, NY 10017

ATTN:  RPP Account Officer

Fax:  (212) 370-8767

With a copy to:

GENERAL ELECTRIC CAPITAL CORPORATION

201 Merritt 7

Norwalk, Connecticut  06851

ATTN:  Corporate Counsel

Global Sponsor Finance

Fax:  (203) 956-4216

(c)   if to any Bank Lender Creditor (other than the Collateral Agent), at such address as such Bank Lender Creditor shall have specified in the Bank Credit Agreement;

(d)   if to any Representative or any Other Creditor, at such address as such Representative or Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

(e)   if to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

Deutsche Bank Trust Company Americas
Corporate Trust and Agency Services
280 Park Avenue
New York, New York 10017
Attention: Dorothy Robinson
Telephone No.:  (212) 454-4274
Facsimile No.: (212) 454-2223;

and

(f)    if to the Additional Senior Secured Notes Trustee or any other Note Lender Creditor, at:

The Bank of New York
101 Barclay Street - 8W
New York, NY 10286
Attention: Corporate Trust Division
Telephone No.:  (212) 815-4799
Telecopier No.:  (212) 815-5707

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

12.2.  Waiver; Amendment.  None of the terms and conditions of this Agreement or any other Security Document or any of the defined terms contained in the Bank Credit Agreement that are incorporated herein or in any such other Security Document pursuant to the terms of this Agreement or in any such other Security Document (but only insofar as such terms are used in this Agreement or in any such other Security Document) may be amended, changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, (i) that any such amendment, change, waiver, modification or variance (x) affecting the rights and benefits of a single Class of First Lien Creditors (and not all First Lien Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of First Lien Creditors and (y) materially adversely affecting the rights and benefits of the Second Lien Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of the Second Lien Creditors, (ii) that any amendment, change, waiver, modification or variance to the extent relating to any Second Lien Excluded Collateral may be made without the consent of the Second Lien Creditors and (iii) that any amendment, change, waiver, modification or variance to the extent relating to the Additional Senior Secured Note Excluded Collateral may be made without the consent of the Note Lender Creditors or the Second Lien Creditors. For the purpose of this Agreement and each other Security Document, the term “Class” shall mean each class of Secured Creditors, i.e., whether (w) the Lender Creditors as holders of the Credit Document Obligations, (x) the Other Creditors as the holders of the Other Obligations, or (y) the Second Lien Creditors as holders of the Second Lien Obligations. For the purpose of this Agreement and each other Security Document, the term “Requisite Creditors” of any Class shall mean (w) with respect to the Credit Document Obligations, the Requisite Lender Creditors, (x) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the US Hedge Agreements, and (y) with respect to the Second Lien Obligations, the Senior Secured Notes Trustee (acting at the direction of the holders of at least a majority of the outstanding aggregate principal amount of Senior Secured Notes).

12.3.  Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

12.4.  Successors and Assigns.  This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent and otherwise in accordance with the terms of the respective Secured Debt Agreements. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

12.5.  Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.6.  Governing Law.

(A)          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B)           EACH ASSIGNOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ASSIGNORS, COLLATERAL AGENT AND SECURED CREDITORS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT COLLATERAL AGENT, SECURED CREDITORS AND ASSIGNORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT.  EACH ASSIGNOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH ASSIGNOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH ASSIGNOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH ASSIGNOR AT THE ADDRESS SET FORTH IN SECTION 12.1 HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(C)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND ASSIGNORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

12.7.  Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any other Secured Creditor shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent nor any other Secured Creditor be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

12.8.  Termination; Release.

(a)   After the Termination Date, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 10.1 hereof and in Section 6 of Annex N hereto shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments and all US Hedge Agreements entered into with Other Creditors have been terminated, no Note is outstanding (and all US Loans have been repaid in full), all US Letters of Credit have been terminated, all Additional Senior Secured Notes and all other Obligations under the Note Credit Documents have been repaid in full, all Second Lien Obligations have been repaid in full and all Other Obligations (other than arising from indemnities for which no request has been made) then owing have been paid in full;  provided, however, at such time as (x) all Bank Credit Document Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and US Letters of Credit under the Bank Credit Agreement have been terminated or (y) each of the Bank Lender Creditors, the Other Creditors have released their Liens on all of the Collateral then, in either case, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including, without limitation, in Section 10.1 hereof) and in Section 6 of Annex N hereto shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under either the Note Credit Agreement or the Senior Secured Note Indenture exists as of the date on which the Bank Credit Document Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this Agreement in favor of the Note Lender Creditors and the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favor of the Note Lender Creditors and the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Note Credit Agreement and the Senior Secured Note Indenture cease to exist).

(b)   In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or other disposition permitted by the respective Secured Debt Agreements or is otherwise released at the direction of the

Required Secured Creditors, and the proceeds of any such sale or disposition are applied in accordance with the terms of the respective Secured Debt Agreements, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement and/or (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold, disposed of or released as such Assignor may reasonably request.

(c)   At any time that the respective Assignor desires that Collateral be released as provided in Section 12.8(a) or (b) hereof, such Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 12.8(a) or (b) hereof. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted (or which the Collateral Agent in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) believes to be permitted) by this Section 12.8.

(d)   Without limiting the foregoing provisions of this Section 12.8, to the extent applicable following the qualification of the Senior Secured Note Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Second Lien Creditors), (i) the Assignors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Document are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

(e)   Without limiting the foregoing provisions of this Section 12.8, to the extent applicable following the qualification of the Note Credit Agreement under the Trust Indenture Act (but only insofar as this Agreement applies to the Note Lender Creditors), (i) the Assignors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Document are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

12.9.  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor, the Collateral Agent and the Senior Secured Notes Trustee.

12.10.  The Collateral Agent and the Other Secured Creditors.

(a)   The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex N hereto. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Annex N hereto.

(b)   In addition to the provisions of clause (a) of this Section 12.10 and the other provisions of this Agreement and the other Security Documents, the Secured Creditors (by their acceptance of the benefits of this Agreement and the other applicable Security Documents) also expressly acknowledge and agree to the other provisions of Annex N hereto.

12.11.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.12.  Limited Obligations.

(a)   It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that each Assignor that is a Subsidiary of RPP USA and which has executed a guaranty of the Obligations pursuant to a Secured Debt Agreement, the obligations of such Subsidiary thereunder may have been limited as provided therein.

(b)   To the extent not otherwise provided in a guaranty given by an Assignor in respect of the Second Lien Obligations, each Assignor, other than Holdings, RPP USA, US Finance Corp. and any other Subsidiary of Holdings that is not also a Subsidiary of RPP USA (collectively, the “Second Lien Assignors”), the Senior Secured Notes Trustee and each other Second Lien Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien Assignors with respect to the Second Lien Obligations and the Second Lien Obligations of each such second lien Assignor hereunder does not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Second Lien Obligations of the second lien Assignors hereunder. To effectuate the foregoing intention, the Senior Secured Notes Trustee, the other Second Lien Creditors and the second lien Assignors hereby irrevocably agree that the Second Lien Obligations of the second lien

Assignors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien Assignors) as will result in the Second Lien Obligations of the second lien Assignors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, “bankruptcy law” means any proceeding of the type referred to in Section 6.1(vi) or (vii) of the Senior Secured Note Indenture or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c)   To the extent not otherwise provided in a guaranty given by an Assignor in respect of the First Lien Obligations in favor of the Note Lender Creditors only, each Assignor, other than Holdings, RPP USA, US Finance Corp. and any other Subsidiary of Holdings that is not also a Subsidiary of RPP USA (collectively, the “note lien Assignors”), the Additional Senior Secured Notes Trustee and each other Note Lender Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the note lien Assignors with respect to such First Lien Obligations only and such First Lien Obligations of each such note lien Assignor hereunder does not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and such First Lien Obligations only of the note lien Assignors hereunder. To effectuate the foregoing intention, the Additional Senior Secured Notes Trustee, the other Note Lender Creditors and the note lien Assignors hereby irrevocably agree that the First Lien Obligations of the note lien Assignors hereunder in favor of the Note Lender Creditors only, at any time shall be limited to the maximum amount (after taking into account any guaranty of the other First Lien Obligations by the note lien Assignors) as will result in such First Lien Obligations of the note lien Assignors hereunder in favor of the Note Lender Creditors only, not constituting a fraudulent transfer or conveyance. For purposes hereof, “bankruptcy law” means any proceeding of the type referred to in Section 6.1(vi) or (vii) of the Note Credit Agreement or title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

12.13.  Additional Assignors.  It is understood and agreed that any Subsidiary Guarantor that is a US Credit Party that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the respective Secured Debt Agreements, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing an assumption agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through H, inclusive, and L and M, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

12.14.  Intercreditor Agreements.  Each party hereto agrees that the First Lien Creditors (as among themselves) and the Second Lien Creditors (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the Collateral Agent (including the Amended and Restated Intercreditor Agreement) governing the rights, benefits and privileges as among the First Lien Creditors or the Second Lien Creditors, as the case may be, in respect of the Collateral, this Agreement and the other Security Documents, including without limitation, as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Security Documents, (B) the Collateral Agent agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) the Required Secured Creditors authorize the Collateral Agent to enter into any such intercreditor agreement (or similar arrangement). Notwithstanding preceding clauses (B) and (C), to the extent that the Collateral Agent is not authorized by the Required Secured Creditors to enter into any such intercreditor agreement (or similar arrangement) or does not agree to enter into such intercreditor agreement (or similar arrangement), such intercreditor agreement (or similar arrangement) shall not be binding upon the Collateral Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or construed to be) an amendment, modification or other change to this Agreement or any other Security Document and the provisions of this Agreement and the other Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement).

12.15.  Intentionally Omitted.

12.16.  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.17.  Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 12.6 and Section 12.16, with its counsel.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

RESOLUTION PERFORMANCE PRODUCTS INC., as an Assignor

By:	/s/ Thomas Bausch
Title: Treasurer

RESOLUTION PERFORMANCE PRODUCTS LLC, as an Assignor

By:	/s/ Thomas Bausch
Title: Treasurer

RPP CAPITAL CORPORATION, as an Assignor

By:	/s/ Thomas Bausch
Title: Treasurer

Accepted and agreed this 24th day of January, 2005:

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent

By:	/s/ Kimberly A. Massa
Its Duly Authorized Signatory

[Signature Page to Second Amended and Restated US Security Agreement]

The undersigned as “Required Secured Creditors” and as “Requisite Lender Creditors” hereby consent to the foregoing amendment and restatement of the Original Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kimberly A. Massa
Its Duly Authorized Signatory

[Signature Page to Second Amended and Restated US Security Agreement]